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                                                                    Exhibit 4(d)









                    CLARCOR 401(K) RETIREMENT SAVINGS TRUST

                             AS AMENDED AND RESTATED
                          EFFECTIVE AS OF JUNE 1, 1994

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                     CLARCOR 401(K) RETIREMENT SAVINGS TRUST

                                TABLE OF CONTENTS

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ARTICLE 1 - TRUST, TRUSTEE AND TRUST FUND. . . . . . . . . . . . . . . . . .   1
     SECTION 1.1.  TRUST . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.2.  TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.3.  TRUST FUND. . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2 - AUTHORIZED EMPLOYER REPRESENTATIVES. . . . . . . . . . . . . . .   2
     SECTION 2.1.  EMPLOYER. . . . . . . . . . . . . . . . . . . . . . . . .   2
     SECTION 2.2.  INFORMATION FURNISHED TO TRUSTEE. . . . . . . . . . . . .   2

ARTICLE 3 - CONTRIBUTIONS AND DIRECT TRANSFERS . . . . . . . . . . . . . . .   2

ARTICLE 4 - DISTRIBUTIONS FROM TRUST FUND. . . . . . . . . . . . . . . . . .   3
     SECTION 4.1.  COMPANY TO DIRECT DISTRIBUTIONS . . . . . . . . . . . . .   3
     SECTION 4.2.  WITHHOLDING OF TAXES. . . . . . . . . . . . . . . . . . .   3
     SECTION 4.3.  INTERESTS NONASSIGNABLE . . . . . . . . . . . . . . . . .   3

ARTICLE 5 - INVESTMENT OF TRUST FUND . . . . . . . . . . . . . . . . . . . .   4
     SECTION 5.1.  INVESTMENTS AUTHORIZED. . . . . . . . . . . . . . . . . .   4
     SECTION 5.2.  LIMITATIONS ON INVESTMENT AUTHORITY OF TRUSTEE. . . . . .   5
     SECTION 5.3.  INVESTMENT IN COMMINGLED TRUST. . . . . . . . . . . . . .   6

ARTICLE 6 - POWERS AND RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . .   6
     SECTION 6.1.  TRUSTEE'S POWERS. . . . . . . . . . . . . . . . . . . . .   6
     SECTION 6.2.  VOTING, TENDERING AND EXERCISING OTHER SHAREHOLDER RIGHTS
                   WITH RESPECT TO COMPANY STOCK . . . . . . . . . . . . . .   8
     SECTION 6.3.  ADVICE OF COUNSEL . . . . . . . . . . . . . . . . . . . .   8
     SECTION 6.4.  INDEMNIFICATION OF TRUSTEES . . . . . . . . . . . . . . .   8
     SECTION 6.5.  COMPENSATION AND EXPENSES . . . . . . . . . . . . . . . .   9

ARTICLE 7 - ACCOUNTS AND REPORTS OF THE TRUSTEE. . . . . . . . . . . . . . .   9
     SECTION 7.1.  RECORDS AND ACCOUNTS OF THE TRUSTEE . . . . . . . . . . .   9
     SECTION 7.2.  ACCRUAL BASIS FOR ACCOUNTS. . . . . . . . . . . . . . . .   9
     SECTION 7.3.  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . .   9
     SECTION 7.4.  ANNUAL REPORT . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 7.5.  APPROVAL OF REPORTS . . . . . . . . . . . . . . . . . . .  10

ARTICLE 8 - REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE . . . . . . .  10
     SECTION 8.1.  REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . .  10
     SECTION 8.2.  RESIGNATION . . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 8.3.  APPOINTMENT, QUALIFICATIONS AND POWERS OF SUCCESSOR
                   TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . .  11
     SECTION 8.4.  CHANGES IN ORGANIZATION OF CORPORATE TRUSTEE. . . . . . .  11

ARTICLE 9 - AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . . .  12
     SECTION 9.1.  AUTHORITY TO AMEND OR TERMINATE . . . . . . . . . . . . .  12
     SECTION 9.2.  METHOD OF MAKING AMENDMENT. . . . . . . . . . . . . . . .  12
     SECTION 9.3.  TERMINATION OF TRUST. . . . . . . . . . . . . . . . . . .  12
     SECTION 9.4.  DIVERSION OF FUND PROHIBITED. . . . . . . . . . . . . . .  13



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ARTICLE 10 - CONTINUANCE BY A SUCCESSOR. . . . . . . . . . . . . . . . . . .  14

ARTICLE 11 - PARTICIPATION BY EMPLOYERS. . . . . . . . . . . . . . . . . . .  14
     SECTION 11.1.  EMPLOYERS BECOME PARTIES TO TRUST. . . . . . . . . . . .  14
     SECTION 11.2.  COMPANY APPOINTED AGENT BY EMPLOYERS . . . . . . . . . .  14
     SECTION 11.3.  SEPARATION OF FUND . . . . . . . . . . . . . . . . . . .  15

ARTICLE 12 - CONTROLLING LAW AND LEGAL ACTIONS . . . . . . . . . . . . . . .  15
     SECTION 12.1.  CONTROLLING LAW. . . . . . . . . . . . . . . . . . . . .  15
     SECTION 12.2.  LEGAL ACTIONS. . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE 13 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  16
     SECTION 13.1.  PROTECTION OF PERSONS DEALING WITH TRUSTEE . . . . . . .  16
     SECTION 13.2.  TAX EXEMPTION OF TRUST . . . . . . . . . . . . . . . . .  16
     SECTION 13.3.  NO INTEREST IN EMPLOYER GIVEN BY TRUST . . . . . . . . .  16

ARTICLE 14 - EXECUTION . . . . . . . . . . . . . . . . . . . . . . . . . . .  17



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          CLARCOR, Inc., a Delaware corporation (the "Company"), hereby establishes the CLARCOR 401(k) Retirement Savings Trust to implement the provisions of the CLARCOR 401(k) Retirement Savings Plan (the "Plan"). The Trust shall constitute an amendment and restatement of the trust provisions set forth in the J.L. Clark Retirement Savings Plan and Trust, as amended.


                                    ARTICLE 1
                          TRUST, TRUSTEE AND TRUST FUND

          SECTION 1.1. TRUST. This instrument and the Trust evidenced hereby, as amended from time to time, shall be known as the CLARCOR 401(k) Retirement Savings Trust (the "Trust"). The Trust is intended to be exempt from federal income tax pursuant to section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          SECTION 1.2. TRUSTEE. (a) IN GENERAL. AMCORE Bank N.A., Rockford, is hereby designated as Trustee to receive, hold, invest, administer and distribute the assets held under the Trust in accordance with the provisions of the Trust and for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries and defraying reasonable expenses of administering such Plan. Such corporation in its capacity as Trustee shall be referred to hereinafter as "the Trustee".
          (b) DELIVERY OF PLAN TO TRUSTEE. The Company shall deliver to the Trustee a certified copy of the Plan and of each amendment thereto, for convenience of reference, but the rights, powers, titles, duties and discretions of the Trustee shall be governed solely by the Trust without reference to the Plan.

          SECTION 1.3. TRUST FUND. The assets held under the Trust by the Trustee are herein referred to as the "Trust Fund" or the "Fund". Except as herein otherwise provided, title to assets of the Fund shall at all times be vested in the Trustee subject to the right of the Trustee to hold title in bearer form or in the name of a nominee or nominees, and the interest of others in the

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assets of the Fund shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.


                                    ARTICLE 2
                       AUTHORIZED EMPLOYER REPRESENTATIVES

          SECTION 2.1. EMPLOYER. The term "Employer" wherever used herein shall mean the Company or an affiliate of the Company which has adopted the Plan and has become a party to the Trust in accordance with Article 11 hereof.

          SECTION 2.2. INFORMATION FURNISHED TO TRUSTEE. The Company on its own behalf and as agent for each Employer shall furnish the Trustee the name and specimen signature of each person upon whose statement of the decision or direction of the Company or an Employer the Trustee is authorized to rely.
Until notified of a change in the identity of such person or persons the Trustee shall act upon the assumption that there has been no change.


                                    ARTICLE 3
                       CONTRIBUTIONS AND DIRECT TRANSFERS

          All contributions made under the Plan which, pursuant to the terms of the Plan, are required to be delivered to the Trustee shall be delivered to the Trustee. The Trustee shall be accountable for all contributions received by it but shall have no duty to require any contributions to be made to it or to determine that the contributions received comply with the Plan or with the resolutions of the board of directors of the Company or the Employer providing therefor. Upon written direction from the administrator of the Plan (the "Plan Administrator"), the Trustee shall accept direct transfers of eligible rollover distributions (as defined in section 402(c)(4) of the Code), and shall be accountable for all such direct transfers.



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                                    ARTICLE 4
                          DISTRIBUTIONS FROM TRUST FUND

          SECTION 4.1. COMPANY TO DIRECT DISTRIBUTIONS. Distributions in cash or in kind shall be made from the Trust Fund by the Trustee to such persons or other entities, in such manner, at such times, in such amounts and for such purposes as the Plan Administrator, shall direct in writing. The Trustee shall also discontinue distributions from the Fund in accordance with the directions of the Plan Administrator. The Trustee shall have no responsibility as Trustee to see to the application of distributions so made or to ascertain whether the directions of the Plan Administrator comply with the terms of the Plan.

          SECTION 4.2. WITHHOLDING OF TAXES. The Trustee shall withhold, or require the withholding, from any distribution which the Trustee is directed to make (i) any amounts required to be withheld as a result of the distribution election of the distributee, or (ii) such sum as the Trustee may reasonably estimate is necessary to cover any taxes for which the Trustee may be liable, or which are, or may be, assessed with regard to such distribution. Upon discharge or settlement of such tax liability the Trustee shall distribute the balance of such sum, if any, to or on behalf of the distributee from whose distribution it was withheld, or if such distributee is then deceased, to or on behalf of such other person as the Company shall direct. Prior to making any distribution hereunder the Trustee may require such releases or other documents from any taxing authority, or may require such indemnity and surety bond, as the Trustee shall reasonably deem necessary for its protection.

          SECTION 4.3. INTERESTS NONASSIGNABLE. No right or interest of any Plan participant or distributee to receive distributions from the Fund shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Plan participant or distributee to



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receive distributions from the Fund shall be liable for, or subject to, any obligation or liability of such participant or distributee, including claims for alimony or the support of any spouse other than as may be required by a domestic relations order which is determined to be a qualified domestic relations order within the meaning of section 414(p) of the Code by the Plan Administrator.


                                    ARTICLE 5
                            INVESTMENT OF TRUST FUND

          SECTION 5.1. INVESTMENTS AUTHORIZED. Except as provided otherwise in the Trust, the net income of the Trust Fund shall be accumulated, added to the principal of the Fund and invested and reinvested therewith as a single Fund. Subject to the provisions of Section 5.2, the Trustee is authorized to invest the Fund in such preferred and common stocks, bonds, notes, and debentures (including convertible stocks and securities, but not including any stock or securities of the Trustee or its affiliates, other than the AMCORE Vintage Mutual Fund Group with AMCORE Capital Management, Inc. as investment adviser, provided that the Trustee shall make such investment (including, but not limited to, the charging of any fees in connection with such investment) in accordance with Department of Labor Prohibited Transaction Class Exemption 77-4)), land contracts, mortgages, equipment trust certificates, investment trust certificates, shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies or contracts, certificates of deposit and savings accounts, including deposits of the Trustee bank, which bear a reasonable rate of interest, or in such other property, real or personal, either within or without the United States, as the Trustee may deem to be in the interest of the participants and beneficiaries of the Plan. The Trustee shall diversify the investments of the Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Trustee in its discretion may hold any portion of the Fund in cash pending investment or payment of expenses or distribution of benefits, without liability for interest.



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          SECTION 5.2.  LIMITATIONS ON INVESTMENT AUTHORITY OF TRUSTEE.  (a)
The Company may from time to time appoint any person or persons, partnership or corporation as an investment adviser to the Trustee. Upon receipt of written notice from the Company of the appointment of such an investment adviser, the Trustee shall thereafter invest and reinvest the Fund as such investment adviser shall direct in writing. It shall be the duty of the Trustee to act strictly in accordance with any direction given by such an investment adviser pursuant to this section. The Trustee shall be under no duty to question any such direction, to review any securities or other property held in the Fund pursuant to any such direction, or to make suggestions to any such investment adviser with respect to the exercise or nonexercise of its powers with respect to the investment and reinvestment of the Fund. The Trustee shall be under no liability for any loss of any kind which may result by reason of any action taken by it in accordance with any direction of any such investment adviser pursuant to this section, or by reason of the Trustee's failure to take any investment action in the absence of directions from any such investment adviser.

          (b) Under the Plan, each participant is entitled to direct the investment of all or a portion of the balances of his or her Plan accounts in accordance with any of the investment options provided in the Plan or subsequently offered by the Plan Committee named by the board of directors of the Company under the Plan (the "Committee"). The Plan Administrator shall transmit the investment directions of participants to the Trustee and the Trustee will invest Plan assets strictly in accordance with such directions.
The Trustee shall be under no duty to question any such direction, to review any securities or other property held in the Fund pursuant to any such direction, or to make suggestions to any such participant with respect to his or her investment directions. The Trustee shall be under no liability for any loss that is the direct and necessary result of any participant's investment direction. Notwithstanding any other provision herein, the Trustee may decline to implement investment instructions by a participant which (1) would not be in accordance with the documents and instruments governing the Plan insofar as such documents are consistent with the provisions of Title I of the Employee Retirement Income Security Act of 1974,



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as amended ("ERISA"); (2) would cause the Trustee to maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA;
(3) would jeopardize the Plan's tax qualified status under the Code; (4) could result in a loss in excess of the balances of the participant's accounts; or (5) would result in a transaction set forth in section 2550.404c - 1(d)(2)(ii)(E) of regulations promulgated by the Department of Labor. The Trustee reserves the right to deduct from an account balance of a participant who is directing the investment of his or her account, all reasonable costs, charges, and expenses incurred by the Trustee in connection with such participant's direction.

          SECTION 5.3. INVESTMENT IN COMMINGLED TRUST. Notwithstanding any other provision of the Trust, the person or persons, natural or legal, who control the investment of the assets held hereunder which are not subject to the investment instructions of a participant, may cause any part or all of such assets to be commingled with the assets of other trusts by investment in a common trust fund, as described in section 584 of the Code, or in a collective investment fund, the provisions of which govern the investment of such assets and which the Trust incorporates by this reference, which the Trustee (or its affiliate, as defined in section 1504 of the Code) maintains exclusively for the collective investment of money contributed by the bank (or the affiliate) in its capacity as trustee and which conforms to the rules of the Comptroller of the Currency.


                                    ARTICLE 6
                          POWERS AND RIGHTS OF TRUSTEE

          SECTION 6.1. TRUSTEE'S POWERS. The Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in the Trust or by law:

          (A) to retain, manage, improve, repair, operate and control any asset of the Fund;



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          (B)  to sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such term extends beyond the duration of this Trust or commences in the future), mortgage, pledge, or otherwise deal with or dispose of any asset of the Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine, subject to any investment instruction by a Participant or Beneficiary as authorized by the Plan and this Trust;

          (C) to employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Fund or the assets thereof and to pay them reasonable compensation;

          (D) to settle, compromise or abandon all claims and demands in favor of or against the Fund;

          (E) subject to the shareholder rights granted to participants who direct the investment of their accounts in the fund designed primarily to invest in common stock of the Company, the "Company Stock Fund" under the Plan, to vote any corporate stock either in person or by proxy for any purposes; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of record of any security owned by the Fund and to make any payments incidental thereto; to consent to, take any action in connection with, and receive and retain any securities resulting from any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Fund;

          (F) to organize and incorporate (or participate in the organization or incorporation of), under the laws of any state, a corporation for the purpose of acquiring and holding title to any property which the Trustee is authorized to acquire for the Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Fund;

          (G) to cause any asset of the Fund to be issued, held or registered in the name of its nominee, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such asset;

          (H) to place part or all of the Fund in the name of a custodian bank or trust company and to enter into or to become a party to an agreement with any such custodian bank or trust company under which such custodian bank or trust company will receive, hold and administer part or all of the Fund; and

          (I) to exercise any of the powers and rights of individual owners with respect to any property of the Fund and to do all other acts which in its judgment are necessary or desirable for the proper administration of the Fund, although such powers, rights and acts are not specifically enumerated in the Trust.

          The Trustee shall discharge its duties solely in the interest of participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent individual acting in a like capacity and familiar with such matter would use in the conduct of an enterprise of a like character and with like aims.



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          SECTION 6.2.  VOTING, TENDERING AND EXERCISING OTHER SHAREHOLDER
RIGHTS WITH RESPECT TO COMPANY STOCK. (a) IN GENERAL. The Trustee shall vote shares of Company Stock held in the Company Stock Fund (and exercise other shareholder rights with respect thereto), in person or by proxy, according to the written instructions of Plan participants timely received by the Trustee on the instruction form designated by the Plan Administrator.

          (b) TENDER OFFERS. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender as the Trustee shall decide in the Trustee's sole discretion; PROVIDED, HOWEVER, that the Trustee shall tender or not tender the shares of Company Stock allocated to Participants' accounts invested in the Company Stock Fund according to the written instructions of the Participants that have been timely submitted to the Trustee on forms provided by the Plan Administrator for such purpose. A participant shall not be limited in the number of instructions to tender or withdraw from tender that he or she may give, but shall have the right to give instructions to tender or withdraw from tender as necessary to comply with federal or state laws not preempted by ERISA. Notwithstanding the foregoing sentence, the Trustee shall provide such information as an independent tabulator or auditor may require if such tabulator or auditor shall agree to keep such information confidential.

          SECTION 6.3. ADVICE OF COUNSEL. The Trustee may consult with legal counsel, who may be counsel for any Employer, in respect of any of its rights, duties or obligations hereunder.

          SECTION 6.4. INDEMNIFICATION OF TRUSTEES. The Trustee shall be indemnified and saved harmless by the Company from and against any and all claims, loss, damages, expenses and liability to which the Trustee may be subjected by reason of any act reasonably taken or omitted in



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good faith with respect to the Fund, including all expenses reasonably incurred in its defense in case the Company fails to provide such defense.

          SECTION 6.5. COMPENSATION AND EXPENSES. The Trustee shall be entitled to such reasonable compensation as may be agreed upon from time to time by the Company and the Trustee. The Trustee is authorized and directed to pay from the Fund all reasonable costs, charges and expenses incurred in administering the Plan and the Fund, including the fees and expenses of the Trustee, and fees of counsel for the Trustee and other administrative expenses to the extent such expenses are not paid by the Employers. The Trustee is authorized, when so directed by the Company, to pay from the Fund any specified expenses of administration of the Plan.


                                    ARTICLE 7
                       ACCOUNTS AND REPORTS OF THE TRUSTEE

          SECTION 7.1. RECORDS AND ACCOUNTS OF THE TRUSTEE. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust and make them available at all reasonable times for inspection or audit by any person designated by the Committee. At the direction of the Committee, the Trustee shall submit to the auditors for the Company and to others designated by the Committee such valuations, reports or other information as they may reasonably require.

          SECTION 7.2. ACCRUAL BASIS FOR ACCOUNTS. All accounts of the Trustee shall be kept on an accrual basis.

          SECTION 7.3. FISCAL YEAR. The fiscal year of the Trust shall be the plan year of the Plan, and if the Company notifies the Trustee that the plan year of the Plan has been changed, the Trustee shall take the necessary steps to change the fiscal year of the Trust to correspond therewith.



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          SECTION 7.4.  ANNUAL REPORT.  As soon as practicable following the close of each fiscal year of the Trust and following the effective date of the removal or resignation of any Trustee, the Trustee shall file with the Committee a written report setting forth all transactions with respect to the Fund during such fiscal year or during the period from the close of the last fiscal year to the date of such removal or resignation and listing the assets of the Fund and the market value thereof as of the close of the period covered by such report.

          SECTION 7.5. APPROVAL OF REPORTS. Upon the receipt by the Trustee of the Committee's written approval of any such report, or upon the expiration of six months after delivery of any such report to the Committee, such report (as originally stated if no objection has been theretofore filed by the Committee, or as theretofore adjusted pursuant to agreement between the Committee and the Trustee) shall be deemed to be approved by the Company except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Company regarding which the Trustee has not given an explanation or made adjustments satisfactory to the Company, and the Trustee shall be released and discharged as to all items, matters and things set forth in such report which are not covered by such written objections as if such report has been settled and allowed by a decree of a court having jurisdiction regarding such report and of the Trustee and the Employers. The Trustee, nevertheless, shall have the right to have its accounts and reports settled by judicial proceedings if it so elects, in which the Company and the Trustee shall be the only necessary parties (although the Trustee may also join such other parties as it may deem appropriate).


                                    ARTICLE 8
               REMOVAL, RESIGNATION AND SUCCESSION OF THE TRUSTEE

          SECTION 8.1. REMOVAL. The Company, by resolution of its board of directors may remove any Trustee at any time, such removal to take effect upon the effective date of the appointment of a successor Trustee as hereinafter provided.



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

          SECTION 8.2. RESIGNATION. Any Trustee may resign by delivering to the Company a written resignation to take effect upon the 60th day after the delivery thereof to the Company or upon such earlier date as may be acceptable to the Company.

          SECTION 8.3. APPOINTMENT, QUALIFICATIONS AND POWERS OF SUCCESSOR TRUSTEE. The Company may appoint additional or successor Trustees at any time by resolution of its board of directors, such appointment to become effective upon the delivery to any Trustee then in office and to any removed or resigning Trustee of a copy of such resolution certified by an officer of the Company and upon written acceptance of the Trust by the additional or successor Trustee so appointed. Each additional or successor Trustee shall have all the rights, powers, title, discretions, duties and immunities given to, or acquired by, the original Trustee. The legal title to the assets of the Fund shall be and remain vested in the Trustee from time to time acting hereunder without any transfer or conveyance to, by, or from any succeeding or retiring Trustee. No successor Trustee shall be liable for the acts or omissions of any prior Trustee or be obliged to examine the accounts, words, acts or omissions of any prior Trustee. If there shall at any time be more than one Trustee acting hereunder, such Trustees may act at a meeting, or by writing without a meeting, by the unanimous vote or unanimous written assent; PROVIDED, HOWEVER, that checks drawn in the name of the Trust or such Trustees and instruments transferring property on behalf of the Trust or such Trustees need be signed by only one Trustee and, FURTHER PROVIDED, that any written instruction, direction, request, consent or other communication delivered to any third party shall, if signed by only one Trustee, be sufficient to evidence the action of such Trustees and may be accepted and relied upon by any such recipient as fully as though signed by all of the Trustees. The term "Trustee" shall refer herein to all of the Trustees acting hereunder at the time of reference.

          SECTION 8.4. CHANGES IN ORGANIZATION OF CORPORATE TRUSTEE. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to, another corporation, state or federal, the

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corporation resulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereupon become and be a Trustee of the Trust with the same effect as though specifically so named.


                                    ARTICLE 9
                            AMENDMENT OR TERMINATION

          SECTION 9.1. AUTHORITY TO AMEND OR TERMINATE. Subject to Section 9.4, the Committee shall have the right at any time and from time to time to amend the Trust in any manner, in whole or in part, provided that no amendment which changes the duties or liabilities of the Trustee shall be made without its written consent, and the board of directors of the Company shall have the right to terminate the Trust.

          SECTION 9.2. METHOD OF MAKING AMENDMENT. Each amendment of the Trust shall be made by delivery of a written instrument to the Trustee which sets forth such amendment as duly executed by the Committee. Such written instrument (with the consent of the Trustee endorsed thereon, if its duties or liabilities are changed thereby) shall constitute the instrument of amendment.

          SECTION 9.3. TERMINATION OF TRUST. Termination of the Trust shall be effected by resolution of the board of directors of the Company. Written notice of such termination, together with a certified copy of such resolution, shall be delivered to the Trustee, and the Trustee shall dispose of the Fund in the manner directed in writing by the Company or, in the absence of directions from the Company, in such manner as may be directed by a judgment or decree of a court of competent jurisdiction. The powers of the Trustee hereunder shall continue as long as any assets of the Fund shall remain in its possession.

          SECTION 9.4. DIVERSION OF FUND PROHIBITED. (a) Subject to the exceptions in paragraphs (b) and (c) below, at no time (either by operation, amendment or termination of the Plan or Trust, or otherwise) shall any part of the Fund (other than such part as is required to pay taxes and administration expenses) be used for, or diverted to, purposes other than for the exclusive benefit of the Plan participants and their beneficiaries.

          (b) Any amount contributed by an Employer by reason of a good faith mistake of fact, or the amount contributed by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer's request and the return of any such contribution must be made within one year after the amount was mistakenly contributed or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant's account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

          (c) If the Internal Revenue Service refuses to issue an initial, favorable determination letter to the effect that the Plan and Trust Fund as adopted by an Employer meets the requirements of section 401(a) of the Code and that the Trust is exempt from tax under section

501(a) of the Code, the Employer may terminate its participation in the Plan and the Plan Administrator shall direct the Trustee to pay and deliver to such Employer the portion of the Fund attributable to the Plan participants who are employees of such Employer.


                                   ARTICLE 10
                           CONTINUANCE BY A SUCCESSOR

          In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such successor corporation may be substituted for such Employer as a party to the Trust by executing an appropriate supplemental agreement with the Trustee.


                                   ARTICLE 11
                           PARTICIPATION BY EMPLOYERS

          SECTION 11.1. EMPLOYERS BECOME PARTIES TO TRUST. Any affiliate of the Company which shall adopt the Plan shall become a party to the Trust by filing with the Company and the Trustee a duly executed instrument in the form hereto annexed as "Exhibit A." Moneys thereafter remitted to the Trustee by or on behalf of such an Employer and its employees and the income therefrom shall be held by the Trustee as a part of the Fund.

          SECTION 11.2. COMPANY APPOINTED AGENT BY EMPLOYERS. Each Employer which shall become a party to the Trust pursuant to Article 12 of the Trust shall be deemed to have appointed the Company and the Committee its agents to exercise on its behalf all of the powers and authorities hereby conferred upon the Company and the Committee by the terms of the Trust, including, but not by way of limitation, the power to amend or terminate the Trust. The authority of the Company and the Committee to act as such agent shall continue unless and until the portion of the Fund held for the benefit of the Plan participants (and their beneficiaries) who are employees of an Employer is set aside in a separate trust as provided in Section 11.3.

          SECTION 11.3. SEPARATION OF FUND. Each Employer reserves the right to cause the Trustee to set aside from the Fund such portion of the Fund as the Company shall determine to be held for the benefit of the Plan participants (and their beneficiaries) who are employees of such Employer (such Employer being hereinafter referred to as the "withdrawing employer"). Any portion which is so segregated shall thereafter constitute a separate trust fund and shall be held as a separate trust identical to that hereby established, except that with respect thereto this agreement shall be construed as if the withdrawing employer were the only Employer named herein. Thereafter with respect to such separate trust fund all powers and authority herein conferred upon the Company shall devolve upon the withdrawing employer. Upon the request of a withdrawing employer, the Company shall give written directions to the Trustee with respect to such segregation, a copy of which shall be given to each Employer which shall then be a party to this Trust. Such directions shall specify not only the amount to be segregated, but the particular assets of the Fund which shall be used to constitute such separate trust fund. The Trustee shall follow such directions of the Company which shall constitute a conclusive determination that the amount and the assets so segregated represent the share which should be held as a separate trust for the benefit of the employees of the withdrawing employer and their beneficiaries under the Plan, unless one or more of the Employers shall file with the Trustee and the Company a written protest within 30 days after such directions are given to the Trustee.

                                   ARTICLE 12
                        CONTROLLING LAW AND LEGAL ACTIONS

          SECTION 12.1. CONTROLLING LAW. To the extent not preempted by ERISA, the Trust shall be construed, enforced and administered according to Illinois law, other than its law respecting choice of law.

          SECTION 12.2. LEGAL ACTIONS. The Company shall have the authority to enforce the Trust on behalf of any and all persons having or claiming any interest in the Fund. In any legal action or equitable proceeding pertaining to the Trust or the Fund or any interest therein or the administration thereof, or for instructions to the Trustee, the Company and the Trustee shall be the only necessary parties.


                                   ARTICLE 13
                                  MISCELLANEOUS

          SECTION 13.1. PROTECTION OF PERSONS DEALING WITH TRUSTEE. No person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authority granted to it hereunder or to authorizations or directions herein required.

          SECTION 13.2. TAX EXEMPTION OF TRUST. The Trust is hereby designated as constituting a part of a Plan intended to qualify and to be tax exempt under section 401(a) and section 501(a) of the Code. Until advised otherwise, the Trustee may conclusively assume that the Trust is exempt from federal income tax under section 501(a) of the Code.

          SECTION 13.3. NO INTEREST IN EMPLOYER GIVEN BY TRUST. Neither the creation of the Trust nor anything contained in the Trust shall be construed as giving any person or employee of any Employer any equity or interest in the assets, business, or affairs of any Employer or any right to continue in the employ of any Employer.

                                   ARTICLE 14
                                    EXECUTION

          The Trust may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

          IN WITNESS WHEREOF, the Committee, to evidence the establishment of the Trust, and the Trustee, to evidence its acceptance of the Trust and its agreement to perform the duties given or required of it by the Trust, have caused the Trust to be signed, all on this 26 day of May, 1994.

                                   CLARCOR, INC.



                                   By: /s/David J. Lindsay
                                      --------------------------------

                                      V.P Group Services
                                      ---------------------------------
                                        Title
ATTEST:


/s/M.C. Arne
- -----------------




                                   AMCORE BANK N.A., ROCKFORD



                                   By: /s/Lillie L. Rude
                                       ----------------------------------------

                                       Executive Vice President & Trust Officer
                                       -----------------------------------------
                                         Title

ATTEST:


/s/ Ann-Marie Carlson
- ---------------------------

                                    EXHIBIT A



To:  ____________________
         As Trustee



          The undersigned is an "Employer" as defined in the CLARCOR 401(k) Retirement Savings Plan and hereby elects to join in and become a party to a certain Trust agreement, dated ____________, 19__, between CLARCOR, Inc. and you, as Trustee, thereby becoming an "Employer" as provided in Section 11.1 of such Trust agreement.

          IN WITNESS WHEREOF, the undersigned has caused these presents to be executed by its duly authorized officers on this ____ day of ________, 19__.

                                        ______________________________



ATTEST:                                 By____________________________
                                                   President

_________________________
        Secretary

_________________________